Exhibit 10.4

SECOND AMENDMENT TO LEASE

This Second Amendment of Lease (“Amendment”) is made and entered into this the 10th day of November, 2005, by and between WOODSTEAD-GROGAN OPERATING ASSOCIATES, L.P., a New Mexico limited partnership (“Landlord”), and CHAMPION COMMUNICATION SERVICES, INC. (“Tenant”).

WITNESSETH

WHEREAS, Landlord (as successor in interest) and Tenant are parties to that certain Lease Agreement dated the 10th day of November, 1994, as modified by the Modification and Ratification of Lease Agreement dated April 4, 1995, by an additional Modification and Ratification of Lease Agreement dated July 24, 1995, by an additional Modification and Ratification of Lease dated May 1, 1996, by an Extension, Modification and Ratification of Lease dated January 1, 2000, and by a First Amendment To Lease dated December 5, 2002, all of which hereafter constitute the “Lease”, for space described as approximately 5,702 square feet of Net Rentable Area (the “Premises”) described as Suites 251, 330, and 330A on the 2nd and 3rd floors of the building commonly known as Woodstead Court (the “Building”) located at 1610 Woodstead Court, The Woodlands, Texas, and being more particularly described in the Lease; and

WHEREAS, the Term of the Lease expires on December 31, 2005 (hereinafter the “Prior Termination Date”);

WHEREAS, Tenant has requested to downsize giving back Suites 251 and 330A retaining Suite 330 and has furthermore requested that Term be extended for thirty six (36) months commencing on January 1, 2006 and expiring a 5 p.m. on December 31, 2008 and Landlord is willing to do the same on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Extension. The Term of the Lease is hereby extended for thirty six (36) months (hereinafter the “Extended Term”) commencing on January 1, 2006 (hereinafter the “Extension Date”) and expiring at 5 p.m. on December 31, 2008 (hereinafter the “Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease.

2. Premises. Effective on the Extension Date, the Premises shall be reduced by Suite 251 and Suite 330A and the Lease shall be amended to reflect the Premises as being Suite 330 comprised of 3,221 square feet of Net Rentable Area. See Exhibit B attached hereto and incorporated herein.

3. Base Rent. The Base Rent, Additional Rent and all other charges under the Lease shall be payable as provided therein with respect to the Premises through and including the Prior Termination Date. As of the Extension Date, the schedule of monthly installments of Base Rent payable with respect to the Premises during the Extended Term is the following:

	Base Rent	Monthly
Period	psf per annum	Base Rent

1/1/06 - 12/31/06	$18.00	$5,142.00
1/1/07 - 12/31/07	$18.25	$5,213.42
1/1/08 - 12/31/08	$18.50	$5,284.83

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.  Additional Rent: For the period commencing with the Extension Date and ending on the Extended Termination Date, Tenant shall pay for its Pro Rata Share of Basic Costs applicable to the Premises in accordance with the terms of the Lease, provided, however, during such period, the maximum amount of Operating Expenses per year for each square foot of rentable area shall be equal to the actual Operating Expenses per square foot of rentable area in the Building for the year 2006.

4.  Option To Terminate. See Exhibit H attached hereto and incorporated herein.

5.  Parking. Tenant shall be provided up to 11 unreserved spaces at no charge and one (1) reserved space (#7) at the monthly rate of $25.00 effective upon full execution of this amendment.

6.  Tenant Improvements. See Exhibit E attached hereto and incorporated herein.

7.  Brokers. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Transwestern Commercial Services for the Landlord and Grubb & Ellis for the Tenant. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers other than Grubb & Ellis claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Transwestern Commercial Services. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

8.  Miscellaneous. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and in effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written. This Amendment of Lease is effective upon full execution by the parties and delivery of a fully executed Amendment of Lease to Tenant.

WOODSTEAD-GROGAN OPERATING ASSOCIATES, L.P.
By:	BGK EQUITIES III, its general partner

	By:	/s/ J. PETER MEHLERT

	Name:	J. PETER MEHLERT, PRESIDENT

	Its:	BGK TEXAS PROPERTY MGMT, LLC

AS AGENT FOR
“Landlord”

CHAMPION COMMUNICATION SERVICES, INC.

By:	/s/ ALBERT F. RICHMOND

Name:	ALBERT F. RICHMOND

Title:	CEO

“Tenant”

By:	/s/ PAMELA R. COOPER

Name:	PAMELA R. COOPER

Title:	E.V. PRES.

EXHIBIT “B”

PREMISES

[FLOOR PLAN OF 1610 WOODSTEAD COURT — LEVEL 3]

EXHIBIT “E”
TENANT IMPROVEMENTS
           1. Work by Landlord. Landlord shall cause to be constructed and/or installed in the Premises the permanent leasehold improvements and tenant finish desired by Tenant and approved by Landlord (the “Leasehold Improvements”).
          2. Planning and Construction. Landlord and Tenant shall cooperate in good faith in the planning and construction of the Leasehold Improvements, and Tenant shall respond promptly to any request from Landlord or Landlord’s architect or contractor for Tenant’s approval of any particular aspect thereof. In the event Tenant fails to respond promptly to any request from Landlord or Landlord’s architect and/or contractor in connection with the design and/or construction of the Leasehold Improvements, Landlord, upon ten (10) days’ prior written notice to Tenant, shall have the right to terminate this Lease.
          3. Quality of Work. Landlord shall supervise the construction of the Leasehold Improvements and shall use its diligent good faith efforts to cause same to be constructed and installed in a good and workmanlike manner in accordance with good industry practice.
          4. Competitive Bids. The leasehold construction will be performed by a general contractor of Landlord’s choice. Landlord has the right to select or approve the successful subcontractor, provided, however, things being relatively equal, Landlord shall accept the lower bidder.
          5. Disclaimer of Warranty. TENANT ACKNOWLEDGES THAT THE CONSTRUCTION AND INSTALLATION OF THE LEASEHOLD IMPROVEMENTS WILL BE PERFORMED BY AN UNAFFILIATED CONTRACTOR OR CONTRACTORS AND THAT ACCORDINGLY LANDLORD HAS MADE AND WILL MAKE NO WARRANTIES TO TENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION THEREOF OR AS TO THE CONDITION OF THE PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE PREMISES ARE OR WILL BE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE. AS SET FORTH IN THIS LEASE, TENANT’S OBLIGATION TO PAY BASE AND ADDITIONAL RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE BUILDING OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND TENANT SHALL CONTINUE TO PAY THE BASE AND ADDITIONAL RENT WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. However, Landlord agrees that in the event that any defect in the construction of the Leasehold Improvements is discovered, Landlord will diligently pursue and seek to enforce any warranties of the contractor(s) and/or the manufacturer of any defective materials incorporated therein.
          8. Cost of Leasehold Improvements. Landlord shall pay all costs and expenses of the Leasehold Improvements (including labor, materials, architectural and engineering costs) up to the aggregate amount of $17,140.00 (the “Improvement Allowance”). Tenant’s rights with respect to an unused portion of the Improvement Allowance shall be deemed forfeited on the date that is eight (8) months following the Extension Date. The Improvement Allowance may only be applied towards Leasehold Improvements. Tenant shall be responsible for any such costs and expenses in excess of the Improvement Allowance (the “Excess Costs”) and shall provide payment within 30 days of demand by Landlord.

EXHIBIT “H”
OPTION TO TERMINATE
Provided Tenant is not in default of the Lease from the time of exercising the Right to Terminate as contained herein, Tenant will have a one (1)-time option to terminate the Lease after the 12th month of the Term by providing Landlord with a five (5)-month advance written notice to terminate the Lease. Such termination would be effective on the last day of the 12th month. Such termination notice must be accompanied by a payment for any and all unamortized costs including the leasehold improvement costs and commissions paid for by Landlord plus two (2) months rent.

DECLARATION AND VERIFICATION OF LEASE TERMS

This Declaration and Verification of Lease Terms (“Lease Declaration”) hereby amends that certain Second Amendment to Lease Agreement (“Lease”) dated November 10, 2005 by and between Woodstead-Grogan Operating Associates, LP (“Landlord”) and Champion Communication Services, Inc. (“Tenant”).

The monthly scheduled rent installments on the Second Amendment to Lease read as follows:

	Base Rent	Monthly
Period	PSF/Per Yr.	Base Rent

1/1/06-12/31/06	$18.00	$5,142.00
1/1/07-12/31/07	$18.25	$5,213.42
1/1/08-12/31/08	$18.50	$5,284.83

The Landlord and Tenant do hereby acknowledge and agree that:

(1)	To amend the monthly scheduled rent installments on the Second Amendment to Lease as follows based on 3,221 square feet of net rentable space:

	Base Rent	Monthly
Period	PSF/Per Yr.	Base Rent

1/1/06-12/31/06	$18.00	$4,831.50
1/1/07-12/31/07	$18.25	$4,898.61
1/1/08-12/31/08	$18.50	$4,965.71

Except as hereby amended, all other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

In witness hereof, the undersigned has caused this Lease Declaration to be duly executed as of the later of the dates indicated below.

LANDLORD:

WOODSTEAD-GROGAN OPERATING ASSOCIATES, LP

By: BGK EQUITIES, III, Its general partner

By:	/s/ J. PETER MEHLERT

Name:	J. PETER MEHLERT, PRESIDENT

Title:	BGK TEXAS PROPERTY MGMT, LLC AS AGENT FOR

Date:	11/7/05

TENANT:

CHAMPION COMMUNICATION SERVICES, INC.

By:	Pamela R. Cooper

Name:	Pamela R. Cooper

Title:	E.V. Pres

Date:	11-29-05